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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-134875 of our report dated June 2, 2006, relating to the January 31, 2006 consolidated financial statements and financial statement schedule of RathGibson, Inc., appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings ‘‘Selected Consolidated Financial Data’’ and ‘‘Experts’’ in such Prospectus.

/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
October 26, 2006